Calculation of Filing Fee Tables
S-8
Liberty Latin America Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common share, par value $0.01 per share	Other	9,000,000	$ 7.16	$ 64,440,000.00	0.0001381	$ 8,899.16
2	Equity	Class C common share, par value $0.01 per share	Other	18,000,000	$ 7.10	$ 127,800,000.00	0.0001381	$ 17,649.18
Total Offering Amounts:						$ 192,240,000.00		$ 26,548.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 26,548.34
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also covers, in addition to the number of shares stated above, an indeterminate amount of shares which may be issued pursuant to the Liberty Latin America 2026 Incentive Plan after the operation of any anti-dilution and other provisions under such plan. (b) Based upon the average of the high and low trading prices reported for the Registrant's Class A common shares, par value $0.01 per share, on the Nasdaq Global Select Market on July 10, 2026. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.

[2]	See Offering Note 1(a). Based upon the average of the high and low trading prices reported for the Registrant's Class C common shares, par value $0.01 per share, on the Nasdaq Global Select Market on July 10, 2026. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources